Exhibit 99.1
Tesoro Corporation and Tesoro Logistics LP Announce New Names

SAN ANTONIO — June 1, 2017 — Tesoro Corporation (NYSE: TSO) and Tesoro Logistics LP (NYSE: TLLP) today announced the Companies will change their names to Andeavor and Andeavor Logistics LP, respectively, on Aug. 1, 2017. The Companies also unveiled new logos and ticker symbols.

“We are announcing a new name to reflect the Company’s ongoing transformation,” said Greg Goff, Chairman, President and CEO. “The change to Andeavor acknowledges the significant progress we’ve made in becoming a premier refining, marketing and logistics company, and signals our aspiration to continue creating greater value for our stakeholders.”

Tesoro was founded in the 1960s as a company primarily engaged in petroleum exploration and production. It built and commenced operating its Kenai, Alaska, refinery in 1969 and began shifting its focus to refining and marketing in the late 1990s. Since 2010, through strategic growth, financial discipline, strong execution and the commitment of its employees, the Company has become one of the leading independent refining, marketing and logistics companies in the United States. Tesoro expects to close its acquisition of Western Refining (NYSE: WNR) later today.

“While our name is changing, our strategic priorities, financial discipline, guiding principles and the foundational elements of how we operate remain the same,” Goff said. “We will continue to focus on optimizing our highly integrated refining, marketing and logistics system, caring for the communities where we operate, aiming to achieve the best safety and environmental performance in the industry and investing in our people and assets.”

On Aug. 1, Andeavor common shares will begin trading on the NYSE under the ticker symbol ANDV, and Andeavor Logistics LP common units will begin trading on the NYSE under the ticker symbol ANDX. At that time, the TSO and TLLP ticker symbols will be retired.

After Aug. 1, Andeavor will continue to license the Tesoro brand to retail stations that currently utilize it. The Company does not intend to make the Andeavor name part of its retail portfolio, which will include approximately 3,000 locations following the Western Refining acquisition.

More information about the change to Andeavor and Andeavor Logistics LP is available at www.andeavor.com.

ABOUT TESORO CORPORATION
Tesoro Corporation, soon to be named Andeavor, is an independent refiner and marketer of petroleum products. Tesoro, through its subsidiaries, operates seven refineries in the western United States with a combined capacity of over 895,000 barrels per day and ownership in a logistics business, which includes an interest in Tesoro Logistics LP (NYSE: TLLP) and ownership of its general partner. Tesoro's retail-marketing system includes over 2,500 retail stations under the ARCO®, Shell®, Exxon®, Mobil®, USA Gasoline(TM), Rebel(TM) and Tesoro® brands.

ABOUT TESORO LOGISTICS LP
Tesoro Logistics LP is a leading full-service logistics company operating primarily in the western and midcontinent regions of the United States. TLLP owns and operates a network of crude oil, refined products and natural gas pipelines. TLLP also owns and operates crude oil and refined products truck terminals, marine terminals and dedicated storage facilities. In addition, TLLP owns and operates natural gas processing and fractionation complexes. TLLP is a fee-based, growth oriented Delaware limited partnership formed by Tesoro Corporation and is headquartered in San Antonio, Texas.

Contact:
Investors:
Sam Ramraj, Vice President, Investor Relations, (210) 626-4757

Media:
Tesoro Media Relations, Media@tsocorp.com, (210) 626-7702.

FORWARD LOOKING STATEMENTS
This press release contains certain statements that are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify forward-looking statements by the use of words such as “expects” and similar expressions which are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements about the expected close of the Western Refining acquisition. For more information concerning factors that could affect these statements see our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission (the "SEC"). We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.